Exhibit 24

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the “Registration Statement”) and any amendments thereto, covering the registration of common stock under the Ameren Corporation Savings Investment Plan, as authorized by the Company’s Board of Directors on October 12, 2018; and

WHEREAS, each of the individuals identified below is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Warner L. Baxter and/or Martin J. Lyons, Jr. and/or Gregory L. Nelson and/or Bruce A. Steinke the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 12th day of October, 2018:

Catherine S. Brune, Director	/s/ Catherine S. Brune

J. Edward Coleman, Director	/s/ J. Edward Coleman

Ward H. Dickson, Director	/s/ Ward H. Dickson

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Rafael Flores, Director	/s/ Rafael Flores

Walter J. Galvin, Director	/s/ Walter J. Galvin

Richard J. Harshman, Director	/s/ Richard J. Harshman

Craig S. Ivey, Director	/s/ Craig S. Ivey

Gayle P. W. Jackson, Director	/s/ Gayle P. W. Jackson

James C. Johnson, Director	/s/ James C. Johnson

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Stephen R. Wilson, Director	/s/ Stephen R. Wilson